Exhibit 25(e)


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  _________________


                                       FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE TRUST
                        INDENTURE ACT OF 1939 OF A CORPORATION
                             DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                  TRUSTEE PURSUANT TO SECTION 305(b)(2) ____________

                                  _________________

                                 THE BANK OF NEW YORK
                 (Exact name of trustee as specified in its charter)


                           New York                         13-5160382
               (Jurisdiction of incorporation            (I.R.S. Employer
                if not a U.S. national bank)            Identification No.)

           48 Wall Street, New York, New York                 10286
          (Address of principal executive offices)          (Zip code)

                                  _________________

                           TEXAS UTILITIES ELECTRIC COMPANY
                 (Exact name of obligor as specified in its charter)


                              Texas                        75-1837355
                  (State or other jurisdiction          (I.R.S. Employer
              of incorporation or organization)        Identification No.)

                      1601 Bryan Street
                         Dallas, Texas                      75201
          (Address of principal executive offices)        (Zip code)

                                  _________________

              TEXAS UTILITIES ELECTRIC COMPANY GUARANTEE WITH RESPECT TO
                                TU ELECTRIC CAPITAL V
                                PREFERRED SECURITIES*
                         (Title of the indenture securities)

   ------------------
        *Specific title to be determined in connection with sale of TU Electric Capital V Preferred Securities.

          ITEM 1.   GENERAL INFORMATION.*

                    Furnish the following information as to the Trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

          Superintendent of Banks of the   2 Rector Street, New York, N.Y.
            State of New York                10006 and Albany, N.Y. 12203
          Federal Reserve Bank of          33 Liberty Plaza, New York, N.Y.
            New York                         10045
          Federal Deposit Insurance        550 17th Street, N.W.,
            Corporation                      Washington, D.C. 20429
          New York Clearing House          New York, N.Y.
            Association

            (b) Whether it is authorized to exercise corporate trust powers.

                    Yes.

          ITEM 2.   AFFILIATIONS WITH OBLIGOR.

                    If the obligor is an affiliate of the trustee, describe each such affiliation.

                    None. (See Note on page 2.)

          ITEM 16.  LIST OF EXHIBITS.

                    Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

                    1. - A copy of the Organization Certificate of The Bank
                         of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

                    4. - A copy of the existing By-laws of the Trustee.
                         (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

                    6. - The consent of the Trustee required by Section
                         321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

                    7. - A copy of the latest report of condition of the
                         Trustee published pursuant to law or to the requirements of its supervising or examining authority.

          --------------------------
                    *Pursuant to General Instruction B, the Trustee has responded only to Items 1, 2 and 16 of this form since to the best of the knowledge of the Trustee the obligor is not in default under any indenture under which the Trustee is a trustee.

                                         NOTE

                    Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

                    Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                      SIGNATURE

                    Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 8th day of January, 1997.


                                           THE BANK OF NEW YORK


                                           By:   /s/ Walter N. Gitlin
                                              -----------------------------
                                                  Walter N. Gitlin
                                                  Vice President

                                                               EXHIBIT 7
                                                             (Page 1 of 3)

                         Consolidated Report of Condition of
                                 THE BANK OF NEW YORK
                       of 48 Wall Street, New York, N.Y. 10286

            And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business September 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                             Dollar Amounts
          ASSETS                                              in Thousands
          ------                                             --------------

          Cash and balances due from
            depository institutions:
            Noninterest-bearing balances
              and currency and coin . . . . . . . . . . . . .   $ 4,404,522
            Interest-bearing balances . . . . . . . . . . . .       732,833
          Securities:
            Held-to-maturity securities . . . . . . . . . . .       789,964
            Available-for-sale securities . . . . . . . . . .     2,005,509
          Federal funds sold in domestic
            offices of the bank:
            Federal funds sold  . . . . . . . . . . . . . . .     3,364,838
          Loans and lease financing
            receivables:
            Loans and leases, net of unearned
              income  . . . . . . . . . . . . . .   28,728,602
            LESS:  Allowance for loan and
              lease losses  . . . . . . . . . . .      584,525
            LESS: Allocated transfer risk
              reserve . . . . . . . . . . . . . .          429
            Loans and leases, net of unearned
              income, allowance, and reserve  . . . . . . . .    28,143,648
          Assets held in trading accounts . . . . . . . . . .     1,004,242
          Premises and fixed assets (including
            capitalized leases) . . . . . . . . . . . . . . .       605,668
          Other real estate owned . . . . . . . . . . . . . .        41,238
          Investments in unconsolidated subsid-
            iaries and associated companies . . . . . . . . .       205,031
          Customers' liability to this bank on
            acceptances outstanding . . . . . . . . . . . . .       949,154
          Intangible assets . . . . . . . . . . . . . . . . .       490,524
          Other assets  . . . . . . . . . . . . . . . . . . .     1,305,839
                                                                -----------
          Total assets  . . . . . . . . . . . . . . . . . . .   $44,043,010
                                                                ===========

                                                               EXHIBIT 7
                                                             (Page 2 of 3)

          LIABILITIES
          -----------

          Deposits:
            In domestic offices . . . . . . . . . . . . . . .   $20,441,318
            Noninterest-bearing . . . . . . . . .    8,158,472
            Interest-bearing  . . . . . . . . . .   12,282,846
            In foreign offices, Edge and
            Agreement subsidiaries, and IBFs  . . . . . . . .    11,710,903
            Noninterest-bearing . . . . . . . . .       46,182
            Interest-bearing  . . . . . . . . . .   11,664,721
          Federal funds purchased in domestic
            offices of the bank:
            Federal funds purchased . . . . . . . . . . . . .     1,565,288
          Demand notes issued to the U.S.
            Treasury  . . . . . . . . . . . . . . . . . . . .       293,186
          Trading liabilities . . . . . . . . . . . . . . . .       826,856
          Other borrowed money:
            With original maturity of one year or less . . . 2,103,443 With original maturity of more than
              one year  . . . . . . . . . . . . . . . . . . .        20,766
          Bank's liability on acceptances
            executed and outstanding  . . . . . . . . . . . .       951,116
          Subordinated notes and debentures . . . . . . . . .     1,020,400
          Other liabilities . . . . . . . . . . . . . . . . .     1,522,884
                                                                 ----------
          Total liabilities . . . . . . . . . . . . . . . . .    40,456,160
                                                                 ----------


          EQUITY CAPITAL
          --------------

          Common stock  . . . . . . . . . . . . . . . . . . .       942,284
          Surplus . . . . . . . . . . . . . . . . . . . . . .       525,666
          Undivided profits and capital
            reserves  . . . . . . . . . . . . . . . . . . . .     2,129,376
          Net unrealized holding gains (losses)
            on available-for-sale securities  . . . . . . . .    (   2,073)
          Cumulative foreign currency
            translation adjustments . . . . . . . . . . . . .    (   8,403)
                                                                -----------
          Total equity capital  . . . . . . . . . . . . . . .     3,586,850
                                                                -----------
          Total liabilities and equity capital  . . . . . . .   $44,043,010
                                                                ===========

                                                               EXHIBIT 7
                                                             (Page 3 of 3)

            I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                        Robert E. Keilman


            We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

            J. Carter Bacot  )
            Thomas A. Renyi  )              Directors
            Alan R. Griffith )